EX-99.1

AMENDED AND RESTATED
SPONSOR AGREEMENT
THIS AMENDED AND RESTATED SPONSOR AGREEMENT (the “Agreement”), dated as of January 12, 2024, is made by and between Franklin Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and Franklin Templeton Digital Holdings Trust, a statutory trust organized under the laws of Delaware (the “Trust”), both for itself and on behalf of its currently operating series, Franklin Bitcoin ETF (the “Fund”), and amends and restates the prior Sponsor Agreement between the Sponsor and the Trust, on behalf of the Fund, dated as of January 5, 2024.
1. The Trust and the Fund.  The Fund is sponsored by the Sponsor.  Neither the Trust nor the Fund is an investment company under the Investment Company Act of 1940 (the “1940 Act”) and neither is required to register thereunder. The Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940 and is not required to register thereunder.
2. Appointment. Pursuant to the terms of the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”), the Sponsor was appointed to serve as sponsor for the Fund, with full powers and rights to effectuate and carry out the purposes, activities and objectives of the Trust and the Fund. The Sponsor has accepted such appointment and hereby agrees to render such services to the Trust and the Fund on the terms and conditions set forth in the Declaration of Trust and in this Agreement.
3. Duties. The Sponsor will perform such duties for the Fund as set forth in Article IV of the Declaration of Trust in accordance with Sponsor’s best judgment and as outlined in the Fund’s then-current prospectus included as part of a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”).
4. Execution of Trust Documents. Pursuant to the terms of the Declaration of Trust, the Sponsor is authorized to execute documents for and on behalf of the Trust. For the avoidance of doubt, when a specified officer of the Trust is required to execute, or executes, a document, including but not limited to filings required to be made with regulatory authorities such as the SEC, the following officers of the Sponsor (or persons performing similar functions, including in the event of a vacancy in one or more of the specified Sponsor’s officer positions) shall be authorized to execute the document in the capacities indicated below:
Specified Officer	Sponsor Officer Authorized to Execute Trust Document in the Capacity of the Specified Trust Officer
Principal Executive Officer / Chief Executive Officer / President	President and Chief Executive Officer
Principal Financial Officer / Chief Financial Officer	Chief Financial Officer
Principal Accounting Officer	Chief Accounting Officer and Treasurer
Comptroller	Chief Accounting Officer and Treasurer
Treasurer	Chief Accounting Officer and Treasurer
Vice President	Any Vice President
Secretary	Any Secretary or Assistant Secretary
5. Reporting; Record Keeping. Sponsor will be available at reasonable times to discuss the activities of the Fund with the trustee of the Trust or its designee. Any written reports supplied by Sponsor to the Trust discussing the activities of the Fund are intended solely for the benefit of the Trust and the Fund, and the Trust agrees that it will not disseminate such reports to any other party (other than the Fund’s service providers) without the prior consent of Sponsor, except as may be required by applicable law.

Sponsor shall make or cause to be made, and shall maintain or cause to be maintained, all records as are required to be made or maintained by it in its capacity as Sponsor.
6. Other Accounts. The Trust understands and acknowledges that Sponsor may act as sponsor for various persons other than the Fund. The Trust, on behalf of the Fund, acknowledges that Sponsor may give advice and take action concerning other persons that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Fund. Except to the extent necessary to perform Sponsor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Sponsor, or any affiliate of Sponsor or any employee of Sponsor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.
7. Sponsor’s Compensation. The Fund shall pay to the Sponsor a fee as compensation for the Sponsor’s services rendered to the Fund, computed daily and paid monthly in arrears, at an annual rate of 0.19% of the average daily net assets of the Fund.  The Sponsor’s compensation is paid in consideration of Sponsor’s (i) services under this Agreement and the Declaration of Trust; and (ii) the payment by the Sponsor of the Fund expenses described in paragraph 8 below.
8. Ordinary Fees and Expenses. Sponsor shall be responsible for the payment of the ordinary fees and expenses of the Fund, including but not limited to the following: fees charged by the Fund’s administrator and transfer agent, marketing agent, custodians, trustee, exchange listing fees, typical maintenance and transaction fees of The Depository Trust Company, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses, and ordinary legal fees and expenses not in excess of $500,000 per annum. Sponsor shall not be required to pay any extraordinary or non-routine expenses. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. Notwithstanding any other provision to the contrary, the Fund’s organizational and initial offering costs shall be borne by the Sponsor and, as such, are the sole responsibility of the Sponsor. The Sponsor hereby agrees not to seek reimbursement from or otherwise require the Fund, the Trust, or any other party to assume any liability, duty or obligation in connection with any such organizational and initial offering costs.
9. Liability and Indemnification. The Sponsor will not be liable for losses to the Fund, and Sponsor shall be indemnified, to the extent provided in Section 4.05 of the Declaration of Trust.
10. Tax Filings. Except as described in any applicable filings with the SEC, the Sponsor will not be responsible for making any tax credit or similar claim or any legal filing on the Trust’s or Fund’s behalf.
11. Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of Delaware; provided, however, that in the event that any law of the State of Delaware shall require that the laws of another state or jurisdiction be applied in any proceeding, such Delaware law shall be superseded by this paragraph, and the remaining laws of the State of Delaware shall nonetheless be applied in such proceeding. Each party agrees that in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

12. Termination. This Agreement may be terminated: (i) by the Sponsor at any time upon 30 days’ prior written notice; or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties hereunder. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.
13. Assignment. This Agreement may be assigned by either party upon prior notice to the other party.
14. Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses.
The Sponsor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. Sponsor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.
15. Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.
16. Integration; Amendment. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.
17. Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.
18. Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.
19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
FRANKLIN HOLDINGS, LLC
as Sponsor

By:	/s/David Mann
Name:	David Mann
Title:	President and Chief Executive Officer

FRANKLIN TEMPLETON DIGITAL HOLDINGS TRUST, on behalf of Franklin Bitcoin ETF by DELAWARE TRUST COMPANY, as Delaware Trustee

By:	/s/Gregory Daniels
Name:	Gregory Daniels
Title:	Vice President